Exhibit 99.1

Press / Investor Contact:

Bonnie Ortega

Director, Investor/Public Relations

Cardium Therapeutics, Inc.

Tel: (858) 436-1018

Email: InvestorRelations@cardiumthx.com

CARDIUM ANNOUNCES INNERCOOL’S NEW RAPIDBLUE™ SYSTEM OBTAINS

CE MARK FOR COMMERCIAL SALE IN EUROPE AND UL CERTIFICATION

SAN DIEGO, CA – July 14, 2008 – Cardium Therapeutics (AMEX: CXM) and its operating unit InnerCool Therapies, Inc., announced today that InnerCool’s RapidBlue™ endovascular temperature modulation system conforms to the European Union CE Mark requirements for use in inducing, maintaining and reversing mild hypothermia in a variety of clinical indications including cardiac arrest, neurosurgery, fever, cardiovascular re-warming, trauma re-warming, and potential additional applications including acute ischemic stroke and myocardial infarction (heart attack). The CE Mark will allow the Company to begin marketing the RapidBlue system in Europe and many other countries that recognize the certification. The Company expects to begin selling the RapidBlue System through its established distribution network next quarter. As previously reported, InnerCool’s RapidBlue System is currently under review for FDA 510(k) clearance.

“We believe our RapidBlue System is truly the most dynamic and best-in-class temperature modulation system on the market and receiving CE Mark and UL certification demonstrates that the Company has established and operates a world class quality system. Based on our three year development effort, InnerCool’s RapidBlue System establishes new performance standards by which all other endovascular and surface systems on a worldwide basis will now be judged,” stated Christopher J. Reinhard, Chairman and Chief Executive Officer of Cardium Therapeutics and InnerCool Therapies. “This is the first UL global certification for an endovascular thermal regulating system and further confirms the technology leadership position that InnerCool is establishing with the RapidBlue System. With commercialization agreements in place with leading distributors in the European Union, we look forward to expanding our distribution activities to include our RapidBlue System.”

InnerCool’s RapidBlue System is a thermal regulating system designed to manage and control patient body temperature. The system automatically cools or warms patients, as necessary, to maintain desired body temperature. RapidBlue provides rapid or gradual temperature control for all patient sizes and its closed loop catheter based system modulates whole body temperature without fluid introduction or exchange by circulating cool or warm saline within the interior of the catheter. Unlike various other systems, RapidBlue is powerful enough to quickly cool awake patients and can eliminate the need to use paralytic agents. The system includes a programmable console with an enhanced user-friendly interface and touch-panel screen.

The RapidBlue System powers InnerCool’s low-profile flexible Accutrol® catheter which can quickly modulate patient temperature at cooling rates of 4-5 degrees Celsius per hour. The Accutrol catheter contains an integrated temperature sensor capable of accurately measuring core body temperature to within 0.1 degree Celsius of pulmonary artery temperature. Its novel software control algorithm provides automated and precise body temperature control, eliminating the use of peripheral temperature probes which are generally slow to respond to changes in core body temperature.

The Company also announced that Underwriters Laboratories, Inc. (UL) completed a national and international conformity assessment for the RapidBlue System and concluded that it meets all of the applicable requirements of the U.S. (UL 60601-1), Canadian (CSA C22.2 No. 601.1-M90), and European Union (EN60601-1) medical electrical safety standards. In addition, the RapidBlue console passed the stringent UL 471 Standard for commercial refrigerators and freezers.

InnerCool’s RapidBlue™ and CoolBlue™ Temperature Modulation Systems

InnerCool’s RapidBlue system for high-performance endovascular temperature modulation includes a programmable console with an enhanced user-friendly interface and touch-panel screen and powers the low-profile, flexible Accutrol® catheter to quickly modulate patient temperature at cooling rates of 4-5 degrees Celsius per hour. The Accutrol catheter, which has a flexible metallic temperature control element™ (TCE) and a built-in temperature feedback sensor to provide fast and precise patient temperature control, can accurately measure core body temperature within 0.1 degree Celsius of pulmonary artery temperature. Its novel software control algorithm provides automated and precise body temperature control, eliminating the use of peripheral temperature probes which are generally slow in responding to core temperature changes.

The RapidBlue console and Accutrol catheter can quickly and accurately modulate whole body temperature without introducing or exchanging any fluid within the body. The system functions by programmably circulating cold or warm saline in a closed circuit within the catheter to either cool or warm its outer metallic surface, which effectively conducts heat out of or into the surrounding bloodstream. The unique design of InnerCool’s TCE™, which is both thermally conductive and includes alternating surface helices to promote mixing around the TCE, further enhances heat transfer and enables rapid patient temperature modulation, even in obese patients. The catheter and TCE have a covalently-bonded heparin coating for hemo-compatibility and the catheter can be readily placed in an operating room or intensive care setting without the need for continuous fluoroscopy. The integrated temperature sensor allows for automated temperature management, and also eliminates the need to place bladder or other patient temperature probes which can be slow to react to changes in core body temperature, and may be uncomfortable to the patient and time-consuming to place.

Other currently-marketed endovascular systems rely on plastic-based balloon catheters that are inflated after placement in the bloodstream. Although expansion of the balloons increases their overall surface area for heat transfer, it also tends to make the catheters fairly large and rigid. In addition, they do not contain integrated temperature feedback sensors and heat transfer is limited by the very poor conductive nature of plastic. In terms of performance, a medium-sized balloon-based catheter which inflates to about 8 mm (24 French) has been reported to cool anesthetized intubated (i.e. surgical) patients at a rate of around 1°C per hour. In comparison, InnerCool’s RapidBlue System combines an ultra-thin flexible metallic catheter of only 3.5 mm (10.7 French) or 4.6 mm (14 French) with the potential to achieve cooling rates that are approximately 4-fold faster, i.e. about 1°C per 15 minutes. Rapid cooling is considered to be particularly important for preserving tissue and organ function under conditions of acute ischemia, which result from reduced blood flow to critical tissues and organs.

The RapidBlue System can be used in inducing, maintaining and reversing mild hypothermia in neurosurgical patients, both in surgery and in recovery or intensive care. The system can also be used for cardiac patients in order to achieve or maintain normal body temperatures during surgery and in recovery/intensive care, and as an adjunctive treatment for fever control in patients with cerebral infarction and intracerebral hemorrhage. Potential additional applications of the technology include endovascular cooling for cardiac arrest, acute ischemic stroke and myocardial infarction (heart attack).

InnerCool’s CoolBlue™ surface temperature modulation system, which includes a console and a disposable CoolBlue vest with upper thigh pads, is designed to provide a complementary tool for use in less acute patients or in clinical settings best suited to prolonged temperature management. InnerCool’s CoolBlue vest and thigh pads wrap the body without requiring any adhesives to stick to the skin and produce cooling rates of around 1°C per hour, i.e. similar to those of currently-marketed surface cooling systems and endovascular systems using inflatable balloon-based catheters. InnerCool’s CoolBlue external or surface-based temperature modulation system is designed to cool or warm patients from outside of their bodies and is intended for use in less acute settings such as in-hospital fever management. InnerCool’s CoolBlue nurse-friendly and cost-effective surface temperature modulation system, launched in the U.S. in fourth quarter 2007, is also currently available in Europe and Australia.

About Cardium

Cardium Therapeutics, Inc. and its subsidiaries, InnerCool Therapies, Inc. and the Tissue Repair Company, are medical technology companies primarily focused on the development, manufacture and sale of innovative therapeutic products and devices for cardiovascular, ischemic and related indications. Cardium’s lead product candidate, Generx™ (alferminogene tadenovec, Ad5FGF4), is a DNA-based growth factor therapeutic being developed for potential use by interventional cardiologists as a one-time treatment to promote and stimulate the growth of collateral circulation in the hearts of patients with ischemic conditions such as recurrent angina. For more information about Cardium and its businesses, products and therapeutic candidates, please visit www.cardiumthx.com or view its 2007 Annual Report at www.cardiumthx.com/flash/pdf/CardiumAR07_Book_FINAL.pdf.

Cardium’s InnerCool Therapies subsidiary is a San Diego-based medical technology company in the emerging field of patient temperature modulation therapy to rapidly and controllably cool the body in order to reduce cell death and damage following acute ischemic events such as cardiac arrest or stroke, and to potentially lessen or prevent associated injuries such as adverse neurological outcomes. For more information about Cardium's InnerCool subsidiary, including InnerCool’s RapidBlue™ and CoolBlue™ patient temperature modulation systems, please visit www.innercool.com.

Cardium’s Tissue Repair Company subsidiary (TRC) is a San Diego-based biopharmaceutical company focused on the development of growth factor therapeutics for the treatment of severe chronic diabetic wounds. TRC’s lead product candidate, Excellarate™, is a DNA-activated collagen gel for topical treatment formulated with an adenovector delivery carrier encoding human platelet-derived growth factor-BB (PDGF-BB). Excellarate is initially being developed to be administered once or twice for the potential treatment of non-healing diabetic foot ulcers. Other potential applications for TRC’s Gene Activated Matrix™ (GAM™) technology include therapeutic angiogenesis (cardiovascular ischemia, peripheral arterial disease) and orthopedic products, including hard tissue (bone) and soft tissue (ligament, tendon, cartilage) repair. For more information about Cardium’s Tissue Repair Company subsidiary, please visit www.t-r-co.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that new marks and certifications, distribution agreements or other commercialization efforts will effectively accelerate InnerCool’s patient temperature modulation business or market, that product modifications or launches will be successful or that the resulting products will be favorably received in the marketplace, that our products or proposed products will prove to be sufficiently safe and effective, that our products or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive, that results or trends observed in one clinical study will be reproduced in subsequent studies, that third parties on whom we depend will behave as anticipated, or that necessary regulatory approvals will be obtained. Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, risks and uncertainties that are inherent in the development, testing and marketing of therapeutic hypothermia devices and the conduct of human clinical trials, including the timing, costs and outcomes of such trials, whether our efforts to launch new devices and systems and expand our markets will be successful or completed within the time frames contemplated, our dependence upon proprietary technology, our ability to obtain necessary funding, regulatory approvals and qualifications, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

Copyright 2008 Cardium Therapeutics, Inc. All rights reserved.

For Terms of Use Privacy Policy, please visit www.cardiumthx.com.

Cardium Therapeutics™ and Generx™ are trademarks of Cardium Therapeutics, Inc.

Tissue Repair™, Gene Activated Matrix™, GAM™ and Excellarate™

are trademarks of Tissue Repair Company.

InnerCool Therapies®, InnerCool®, Celsius Control System®, RapidBlue™, CoolBlue™. Accutrol®,

Temperature Control Element® and TCE® are trademarks of InnerCool Therapies, Inc.